UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2003

VERIDIAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31342 (Commission File Number)	54-1387657 (I.R.S. Employer Identification No.)

1200 South Hayes Street, Suite 1100 Arlington, Virginia (Address of principal executive offices)	22202 (Zip Code)

Registrant’s telephone number, including area code: (703) 575-3100

Item 7.     Financial Statements and Exhibits.

                 (c)     Exhibits.

99.1	Veridian Corporation Press Release dated May 29, 2003 announcing increased earnings per share guidance for the second quarter and fiscal 2003.

Item 9.     Regulation FD Disclosure.

                  On May 29, 2003, Veridian Corporation issued a press release announcing it was increasing earnings per share guidance for the second quarter and fiscal 2003. A copy of the press release is set forth as Exhibit 99.1 hereto and is incorporated herein by reference.

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIDIAN CORPORATION

By:	/s/ Jerald S. Howe, Jr.

Name:	Jerald S. Howe, Jr.
Title:	Senior Vice President, General Counsel
and Secretary

Date: May 30, 2003

EXHIBIT INDEX

Exhibit	Description

99.1	Veridian Corporation Press Release dated May 29, 2003 announcing increased earnings per share guidance for the second quarter and fiscal 2003.